UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 17, 2008
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, Investment Technology Group, Inc. (the “Company”) (NYSE: ITG) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference, announcing that Christopher V. Dodds, has been appointed to its board of directors as of June 13, 2008.  With the appointment of Mr. Dodds, the Company’s board of directors has eight members.

Mr. Dodds currently serves as a Senior Advisor at TPG Capital, a private equity firm. Mr. Dodds also serves on the Board of Directors at Charles Schwab Bank, Baron Capital Inc., and Cost Plus Inc. From 1986 to 2007, Mr. Dodds held several positions at the Charles Schwab Corporation. Most recently, from 1999 to 2007, Mr. Dodds served as Executive Vice President and Chief Financial Officer of Schwab, responsible for managing the company’s financial affairs during periods of growth, retrenchment, and profitability. Before being named Chief Financial Officer, Mr. Dodds held several key positions at Schwab including Corporate Controller and Corporate Treasurer. Prior to joining Schwab, Mr. Dodds served as a financial analyst for several firms including American Hawaii Cruises, Exxon Company USA, and the Gulf Oil Corporation. Mr. Dodds holds a B.S. in Management from Clemson University and an M.B.A. in Finance from the University of Pittsburgh.

Mr. Dodds will participate in the Company’s Directors’ Equity Subplan and in the Company’s Directors’ Retainer Fee Subplan, each of which is described in the Company’s Definitive Proxy Statement filed on March 27, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press Release of Investment Technology Group, Inc., dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: June 17, 2008	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Managing Director, Chief Financial Officer, and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Investment Technology Group, Inc., dated June 17, 2008